Exhibit 10.3

PROMISSORY NOTE

Principal $1,200,000.00	Loan Date 04-10-2007	Maturity 04-10-2010	Loan No 7000407.	Call / Coll	Account	Officer KJM	Initials
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	GTA-IB, LLC; GTA-IB Golf Resort, LLC; and GTA-IB Condominium, LLC 701 Brickell Avenue, Suite 3000 Miami, FL 33131	Lender:	Patriot Bank 1815 Little Road Trinity, FL 34655

Principal Amount: $1,200,000.00	Date of Note: April 10, 2007

PROMISE TO PAY.  GTA-IB, LLC; GTA-IB Golf Resort, LLC; and GTA-IB Condominium, LLC (“Borrower”) jointly and severally promise to pay to Patriot Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Two Hundred Thousand & 00/100 Dollars ($1,200,000.00), together with interest on the unpaid principal balance from April 6, 2007, until paid in full.

PAYMENT.  Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:  8 monthly consecutive interest payments, beginning May 10, 2007, with interest calculated on the unpaid principal balances at an interest rate based on the Wall Street Journal Prime as published in the “Money Section” of the Wall Street Journal (currently 8.250%), resulting in an initial interest rate of 8.250%; 27 monthly consecutive principal and interest payments in the initial amount of $10,219.38 each, beginning January 10, 2008, with interest calculated on the unpaid principal balances at an interest rate of 8.250% per annum; and one principal and interest payment of $1,153.228.18 on April 10, 2010, with interest calculated on the unpaid principal balances at an interest rate of 8.250% per annum.  This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime as published in the “Money Section” of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 8.250% per annum.  The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the “Payment” section.  Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream.  NOTICE:  Under no circumstances will the effective rate of interest on this Note be more than the maximum rate allowed by applicable law.  Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following:  (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule.  Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  Patriot Bank, 1815 Little Road, Trinity, FL 34655.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the final interest rate described in this Note applying after maturity, or after maturity would have occurred had there been no default.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency.  The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.  In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Florida without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Florida.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Pasco County, State of Florida.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A)  a Mortgage dated April 10, 2007, to Lender on real property located in Pinellas County, State of Florida.

(B)   an Assignment of All Rents to Lender on real property located in Pinellas County, State of Florida.

(C)   inventory, chattel paper, accounts, equipment and general intangibles described in a Commercial Security Agreement dated April 10, 2007.

ANNUAL REVIEW.  This loan is subject to continuation in the Lender’s sole discretion, based on the satisfactory annual review and analysis of certain financial information as requested and received by Lender.  The Annual Review Date will be April 5th of each year, commencing 2008. At the time of the Annual Review, an annual fee determined by Lender may be collected.

FURTHER ASSURANCE AND COMPLIANCE AGREEMENT.  Borrower(s) and Guarantor(s) agree to cooperate, adjust, initial, re-execute and re-deliver any and all closing documents, including but not limited to any notes, security documents and closing statements if deemed necessary or desirable in the sole discretion of the Bank in order to consummate or complete the Loan from the Bank to the Borrower or to perfect the Bank’s lien.  It is the intention of the Borrower that all documentation for the Loan shall be an accurate reflection of the Bank’s requirements.

MINIMUM PARTIAL RELEASE.  Minimum partial release price per unit shall be the greater of either 100% of pro rata loan amount or 75% of sale price.

FULL PAYMENT.  Line of Credit due in full upon sale of more than 25% interest in borrowing entity, sale of the Innisbrook resort or of mortgage properties.

DRAW DOWN LINE OF CREDIT.  This Note evidences a straight line of credit.  Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances.  Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender’s address shown above written notice of revocation of their authority:  Keith Wilt.  Borrower agrees to be liable for all sums either:  (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency.  Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address:  Patriot Bank 1815 Little Road Trinity, FL 34655.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

GTA-IB, LLC

GTA-IB GOLF RESORT, LLC, Manager of GTA-IB, LLC

GOLF TRUST OF AMERICA, LP, Manager of GTA-IB Golf Resort, LLC
BY:	GTA, GP, INC., ITS GENERAL PARTNER

By:	/s/ R. Keith Wilt
R. Keith Wilt, Vice President
GTA, GP, INC.

GTA-IB GOLF RESORT, LLC

GOLF TRUST OF AMERICA, LP, Manager of GTA-IB Golf Resort, LLC
BY:	GTA, GP, INC., ITS GENERAL PARTNER

By:	/s/ R. Keith Wilt
R. Keith Wilt, Vice President
GTA, GP, INC.

GTA-IB CONDOMINIUM, LLC

GTA-IB GOLF RESORT, LLC, Manager of GTA-IB Condominium, LLC

GOLF TRUST OF AMERICA, LP, Manager of GTA-IB Golf Resort, LLC
BY:	GTA, GP, INC., ITS GENERAL PARTNER

By:	/s/ R. Keith Wilt
R. Keith Wilt, Vice President
GTA, GP, INC.

LENDER:

PATRIOT BANK

X	/s/ Karyn J Mahorney
Karyn J Mahorney, VICE PRESIDENT

Florida Documentary Stamp Tax

Florida documentary stamp tax in the amount required by law has been paid with respect to this Note on the Mortgage and Assignment of Rents securing this Note.